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                          AMENDMENT TO LOAN AGREEMENT



This Amendment to Loan Agreement, made as of May ___, 1993, among SPRINGS INDUSTRIES, INC., a South Carolina corporation (hereinafter called the "Company"); WACHOVIA BANK OF NORTH CAROLINA, N.A., CHEMICAL BANK, NATIONSBANK OF NORTH CAROLINA, N.A. and THE SOUTH CAROLINA NATIONAL BANK (hereinafter called the "Banks"); and WACHOVIA BANK OF NORTH CAROLINA, N.A., as Agent for the Banks (hereinafter in such capacity called the "Agent");

                              W I T N E S S E T H:

WHEREAS, the Company and the Banks entered into a Loan Agreement dated as of July 7, 1986; and

WHEREAS, the Loan Agreement has been amended by four Amendments to the Loan Agreement, made as of June 5, 1989, September 29, 1989, December 27, 1990 and May 13, 1992, among the Company and the Banks (the Loan Agreement and the Amendments being hereinafter referred to as the Loan Agreement); and

WHEREAS, the Company, the Banks and the Agent have agreed to an additional amendment to the Loan Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and in the Loan Agreement contained, the parties agree to amend the Loan Agreement effective March 27, 1993, as follows:

1. The definition of "Funded Debt" which appears on page 5 of the Loan Agreement is hereby amended by deleting clause (i) and substituting in lieu thereof the following new clause (i):

     "(i) any obligation payable more than one year from the date of creation thereof (including any portion thereof which becomes a current liability), which under generally accepted accounting principles is shown on the balance sheet as a liability (excluding reserves for deferred income taxes, reserves for post retirement health and welfare benefits established pursuant to SFAS 106, and other reserves to the extent that such reserves do not constitute an obligation and any unfunded pension liability);"







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2.   The definition of "Shareholders' Equity" which appears on page 9 of the
     Loan Agreement is hereby amended and restated to read as follows:
     "Shareholders' Equity" shall mean, at any time, the aggregate of Subordinated Indebtedness plus the sum of the following accounts set forth in a consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with generally accepted accounting principles and applied on a consistent basis:

     (a)      the par or stated value of all outstanding capital stock;

     (b)      capital surplus;

     (c)      retained earnings; and

     (d) the amount of charges on the Company's books for post retirement health and welfare benefits pursuant to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 106 ("SFAS 106").

3. The definition of "Consolidated Net Earnings" set forth in Section 6.08 of the Loan Agreement is hereby amended and restated to read as follows:

     "Consolidated Net Earnings" shall mean: (i) consolidated gross revenues of the Company and its Subsidiaries, less all operating and non-operating expenses of the Company and its Subsidiaries, including all charges of a proper character (including current additions to reserves and taxes on income but excluding taxes on any gains excluded from the definition contained in this sentence and excluding charges, recorded during the fiscal quarter ended April 3, 1993, for post retirement health and welfare benefits pursuant to SFAS 106); provided, however, gross revenues shall not include any gains resulting from the write-up of assets, or any earnings of any corporation acquired by the Company or any Subsidiary in a pooling of interests for any year prior to the fiscal year of acquisition, all to be determined in accordance with generally accepted accounting principles except as provided in this definition."

4.   Section 6.06 of the Loan Agreement is hereby amended by restating clause
     (e) of Section 6.06 to read as follows:

     "(e) the investment of the Company at April 3, 1993 in Asahi-Schwebel Company and CS-Interglas A.G., and"

5. Except as herein amended, the terms and provisions of the Loan Agreement shall be and remain in full force and effect.






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IN WITNESS WHEREOF, the parties hereto have caused these Amendments to Loan
Agreement to be executed as of this ____ day of May 1993.

SPRINGS INDUSTRIES, INC.                   CHEMICAL BANK


By: /s/                                    By: /s/
   -------------------------------            --------------------------------
    Treasurer                                  Vice President


WACHOVIA BANK OF NORTH                     NATIONSBANK OF NORTH CAROLINA,
    CAROLINA, N.A., individually             N.A.
    and as Agent,


By: /s/                                    By: /s/
   -------------------------------            --------------------------------
    Vice President                             Vice President


                                           THE SOUTH CAROLINA NATIONAL
                                             BANK


                                           By: /s/
                                              --------------------------------
                                               Vice President